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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                        December 15, 1999

                          SIGCORP, Inc.
     (Exact name of registrant as specified in its charter)

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
Indiana                  01-11603                   35-1940620
(State of Incorporation) (Commission File Number)   (I.R.S Employer
                                                    Number)
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
                       20 NW Fourth Street     47741
                       Evansville, Indiana     (Zip Code)
                       (Address of Principal
                       Executive Offices)
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                          Registrant's telephone number,
including area code (812) 465-5300


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Item 5.    Other Events.

     On December 15, 1999, Indiana Energy, Inc. (IEI) and Dayton Power & Light, Inc. (DPL) announced that their respective boards of directors have approved a definitive agreement under which IEI will acquire DPL's natural gas distribution business for $425 million in cash.

     On June 14, 1999, IEI and SIGCORP, Inc. (SIGCORP) announced their agreement to merge in a $1.9 billion merger of equals to form a new holding company which will be named Vectren Corporation. The board of directors of SIGCORP has authorized an amendment to the merger agreement to permit IEI to enter into the transaction with DPL.

     Pursuant to General Instruction F to Form 8-K, SIGCORP's press release dated December 15, 1999 (Exhibit 99.1) is incorporated herein by reference and is attached hereto.
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Item 7. Exhibits

        (c)
        Exhibits

        The following exhibits are filed as a part of this report:

        Exhibit
        Number    Description

        99.1      Press release dated December 15, 1999 announcing IEI's
                  acquisition of
                  DPL's natural gas distribution business.
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    Pursuant to the requirements of the Securities Exchange of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
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                                    SIGCORP, Inc.
Dated : December 15, 1999

                                    By:  /s/ S. M. Kerney
                                    -------------------------------
                                    S. M. Kerney, Controller
                                    (Principal Accounting
                                    Officer)
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